                                                                     Exhibit 3.2

            CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                          (After Issuance of Stock)

                    VASCULAR INTERNATIONAL OF NEVADA, INC.
              --------------------------------------------------
                              Name of Corporation

            (To be known as:  The Rose Group Corporation of Nevada)

  We the undersigned SHELDON R. ROSE--PRESIDENT      and
                     ---------------------------
                     President or Vice President

        LOLA H. ROSE--SECRETARY       of  VASCULAR INTERNATIONAL OF NEVADA, INC.
    --------------------------------      --------------------------------------
    Secretary or assistant Secretary               Name of Corporation

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 15TH day of DECEMBER, 1997, adopted a resolution to amend the original articles as follows:

     Article I is hereby amended to read as follows:
            --
                  The name of the corporation shall be changed to The Rose Group Corporation of Nevada from (Vascular International of Nevada, Inc.).

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 5,460,219; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at lease a majority of each class of stock outstanding and entitled to vote thereon.

                                        (Adopted at Shareholder Meeting 3/10/98)

                                                  /s/ Sheldon R. Rose
                                             -----------------------------------
                                                President or Vice President
                                                     Sheldon R. Rose

                                                   /s/ Lola H. Rose
                                             -----------------------------------
                                               Secretary or Assistant Secretary
                                                      Lola H. Rose

State of            FLORIDA
          ----------------------------
                                        ss.
County of           SARASOTA
          ----------------------------

     On MARCH __ 1998, _______________________ personally appeared before me, a Notary Public, SHELDON R. ROSE, PRESIDENT, AND LOLA H. ROSE, SECRETARY, who acknowledged that they executed the above instrument.

                                                   /s/ Doris Raeuftlin
                                             -----------------------------------
                                                    Signature of Notary



        (NOTARY STAMP OR SEAL)

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            THIS FORM SHOULD ACCOMPANY AMENDED AND RESTATED ARTICLES
                    OF INCORPORATION FOR A NEVADA CORPORATION

1. Name of corporation    CURRENT FILING VASCULAR INTERNATIONAL NEVADA, INC.
                        -------------------------------------------------------

   to be known as:               The Rose Group Corporation Nevada
                    -----------------------------------------------------------

2. Date of adoption of Amended and Restated Articles  MARCH 10, 1998
                                                      --------------

3. If the articles were amended, pleas indicate what changes have been made:

         (a) Was there a name change?   Yes XX    No    If yes, what is the new
                                            --       --
             name?

                          THE ROSE GROUP CORPORATION OF NEVADA
             ------------------------------------------------------------------

         (b) Did you change the resident agent?   Yes    No XX    If yes, please
                                                      --    --
             indicate the new resident agent and address.

             ------------------------------------------------------------------

             ------------------------------------------------------------------
                  Please attach the resident agent acceptance certificate.

         (c) Did you change the purposes?   Yes    No XX    Did you add Banking?
                                                --    --
             Gaming?    Insurance?    None of these?

             -------------------------------------------------------------------

         (d) Did you change capital stock?   Yes    No XX    If yes, what is the
                                                 --    --
             new capital stock?

             -------------------------------------------------------------------

         (e) Did you change the directors?   Yes XX    No    If yes, please
                                                 --       --
             indicate the change.

                            SEE ATTACHED LIST
             -------------------------------------------------------------------

         (f) Did you add the directors liability provision?   Yes    No XX
                                                                  --    --

         (g) Did you change the period of existence?   Yes    No XX    If yes,
                                                           --    --
             what is the new existence?

             -------------------------------------------------------------------

         (h) If none of the above apply, and you have amended or modified the articles, how did you change your articles?

                                             N/A
             -------------------------------------------------------------------

             -------------------------------------------------------------------

             -------------------------------------------------------------------

                  MR. SHELDON R. ROSE--PRESIDENT               March   1998
             -----------------------------------------    ----------------------
                     Name and Title of Officer                     Date


State of          FLORIDA
           ------------------------
                                      ss.
County of        SARASOTA
           ------------------------

     On MARCH 1998, _____________________________, personally appeared before me, a Notary Public, MR. SHELDON R. ROSE, PRESIDENT, who acknowledged that he/she executed the above instrument.

                                                   /s/ Doris Raeuftlin
                                             -----------------------------------
                                                       Notary Public

         (NOTARY STAMP OR SEAL)

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         THE NEW BOARD AS ELECTED IS COMPOSED OF

                  Mr. Sheldon R. Rose
                  Dr. Francine H. Nichols
                  Mr. Steven H. Rose
                  Mrs. Rose C. Smith
                  Mr. Spencer Halper

         For notice purposes the record address for each Director is The Rose Group Corporation
                  2073 Porter Lake Driver
                  Sarasota, FL 34340